Exhibit 10.16

Shanghai Xiao-i Robot Technology Co., Ltd.

Consulting Report Service Agreement

Contract Number:

Party A: Fengzhuo Jiye Technology Innovation (Beijing) Co., Ltd.

Address: Room 1503, 12th Floor, Building 401, Wangjingyuan, Chaoyang District, Beijing.

Legal Representative: Li Junhai

Project Contact:____________

Mailing Address: Room 1503, 12th Floor, Building 401, Wangjingyuan, Chaoyang District, Beijing.

Telephone / Fax:______________

Email:______________

Party B: Shanghai Xiao-i Robot Technology Co., Ltd.

Address: 7th Floor, No. 398, Lane.1555, Jinshajiang West Road, Jiading District, Shanghai.

Legal Representative: Yuan Hui

Project Contact: Zuo Xincheng

Contact Details:

Mailing Address: 1st Floor, No. 398, Lane.1555, Jinshajiang West Road, Jiading District, Shanghai.

Telephone / Fax:______________

Email:______________

After friendly negotiation between Party A and Party B, Party A purchases consulting services from Party B, and signs this agreement in accordance with the “Civil Code of the People's Republic of China" and other laws and regulations, and both parties will abide by it. The terms are as follows:

1.	Items and Prices

1.1.	Service Content: Party A purchases the consulting report of Party B (collectively referred to as "Projects").

1.2.	Service Period: provide consulting reports before June 30, 2021.

1.3.	Service Amount: RMB 8,500,000.00.

2.	Party A's Rights and Obligations

2.1.	After the contract takes effect, Party A shall provide Party B with all the materials required for this consulting service (including but not limited to consulting materials, original data, etc.), the environment for system trial operation and other assistance matters, etc. During the implementation of the Project, if Party B has any information or assistance that needs to be provided by Party A, Party A should provide or give feedback within three days of Party B's request. If Party A fails to provide according to the Contract, resulting in stagnation, delay, or failure of this consulting service, Party B shall not be held accountable, and Party A shall not delay or reduce the amount that Party A should pay to Party B based on this Contract. Party A shall be responsible for the delay in construction period and service quality caused by this.

2.2.	If during the performance of the Contract, Party A requests to change the Project or functional requirements, it needs to negotiate with Party B in a timely manner, and the two parties should reach a supplementary agreement on the change of consulting services and progress.

2.3.	Responsibilities of Party A in the process of consulting services:

2.3.1.	Form a work leading group to be responsible for the progress management of the entire project, coordinate between various departments, and the communication and cooperation between the two parties.

2.3.2.	Pay contract fees on time.

2.4.	Unless Party B obtains the written consent of Party B, Party A shall not make any modification to the results of the consulting services provided by Party B. If Party A makes any changes to the results of consulting services provided by Party B, resulting in abnormal operation, Party B shall not be responsible for this and no service would be provided.

3.	Party B's Rights and Obligations

3.1.	Party B shall submit the project implementation plan to Party A within the time limit agreed by both parties after the contract becomes effective and receives all the materials provided by Party A (including but not limited to consulting materials, original data, etc.). After Party A confirms that it is correct, both parties shall execute according to the plan of the implementation plan. After the completion of the consulting service, Party A shall issue an acceptance confirmation letter to Party B, which shall be deemed valid if signed by the project contact person of Party A or the person in charge on site (any one of which is satisfied).

3.2.	Responsibilities of Party B in the process of consulting services:

3.2.1.	After the contract comes into effect, special personnel will be designated to set up a project team. The project team will be fully responsible for the entire project process, designate a specific person in charge of on-site implementation, and work with the project leader of Party A to be fully responsible for project management and coordination of problems arising in the project, managing project progress, Requirement changes, coordination of resources and other aspects of the work.

3.2.2.	Determine and equip the consultants under the project team. Party A shall be notified of the personnel changes of the project team in time, and the incompetent personnel shall be replaced in time.

3.2.3.	With the cooperation of Party A, complete the demand analysis work according to the requirements of this contract, discover and solve problems in time, and continuously improve the regulations to meet service requirements and acceptance standards.

3.2.4.	Provide relevant documents and materials of consulting services to Party A.

4.	Price and Payment

4.1.	The total amount of this contract is 8,500,000 yuan, capitalized in RMB eight hundred and five hundred thousand yuan, of which:

Unless otherwise agreed by both parties or Party A increases the content/workload of consulting services, the total cost of this contract includes all remuneration, all fees and taxes payable by Party A for Party B's performance of this contract.

4.2.	Within 180 days after the consultation report is provided, Party A shall pay Party B 50% of the total contract amount, that is, RMB 4,250,000, in capitalized RMB 4,250,000.

4.3.	Within 240 days after the consultation report is provided, Party A shall pay Party B 50% of the total contract amount, that is, RMB 4,250,000, in capitalized RMB 4,250,000.

4.4.	The bank name and account number of Party B’s account are

Account name: Shanghai Xiao-i Robot Technology Co., Ltd.

Bank of deposit: CITIC Bank Shanghai Putuo Branch

Account number: 8110201013601085020

5.	Acceptance

5.1.	The project acceptance content, technical specifications, acceptance criteria and other acceptance terms shall be based on the previous consultation plan and the requirements stipulated in this contract or otherwise agreed by both parties.

5.2.	Party A shall issue a report receipt to Party B within three days after Party B delivers the consulting report to Party A, which can be stamped by Party A or signed by Party A's project contact person/authorized person in charge on site, and Party B shall be deemed to have delivered the product within the time limit.

5.3.	If due to Party A's own reasons, within 30 days from the date Party B submits Party A's application for preliminary inspection and final inspection, it neither conducts acceptance nor raises a valid written quality objection, the project shall be deemed as qualified for acceptance.

6.	Intellectual Property

6.1.	If this contract involves the intellectual property rights obtained by Party B before the performance of this contract, such intellectual property rights are still owned by Party B and shall be protected by the Copyright Law of the People's Republic of China and other relevant laws and regulations. Party A shall not translate, export, sell, lease, lend or transfer, copy for non-archive purposes, or deliver to other parties for use by providing sub-licensing, sub-licensing, information network, etc., nor shall it be translated, disassembled, modified, decompiled, disassembly, reverse engineering, tracking and analysis to obtain the intermediate data and results.

6.2.	However, according to the requirements of Party A, the copyright, patent right and other related intellectual property rights generated during the secondary development process on the basis of Party B's existing intellectual property rights shall be owned by both parties. And without the written consent of Party B, Party A can only use it in accordance with the purpose stipulated in this contract, and shall not transfer or authorize it to any third party for use.

6.3.	The copyright of any documents and materials related to this consulting service belongs to Party B, except for those provided by Party A and jointly designed and developed by both parties. Without the written permission of Party B, Party A shall not use any documents and materials owned by Party B to obtain commercial benefits by selling or disclosing them. The copyright of the documents, customer information list and customer information and other information generated by Party A in the process of using the licensed products under this contract belongs to Party A.

6.4.	Party B guarantees that the products and services under this contract do not infringe the legal rights of any third party. If the effective judgment of the people's court or an arbitration institution confirms that the rights of a third party have been violated, Party B shall be liable in accordance with the above-mentioned judgment, and Party A shall be compensated for losses caused thereby.

7.	Liabilities

7.1.	If Party B fails to deliver the results of the contract or complete the project on time, Party A shall pay Party A a liquidated damage of 0.03% of the contract amount corresponding to the part of the results or projects not completed on time for each overdue day. 10% of the total amount. If the delivery is delayed for more than 60 days due to Party B's unilateral reasons, Party A has the right to terminate the contract.

7.2.	If due to the fault of Party B, the results of the delivered consulting services do not meet the conditions and standards stipulated in the contract, Party B shall promptly repair or take other remedial measures until the conditions stipulated in the contract are met. Otherwise, Party A has the right to require Party B to compensate for the actual direct economic losses caused to Party A.

7.3.	During the performance of the contract, if the contract is prematurely terminated or terminated due to Party B's reasons, Party B shall refund the part of the fee paid by Party A but not performed, and compensate Party A for the actual direct economic loss caused thereby.

7.4.	If Party A's delay in payment causes stagnation or delay of consulting services, Party B shall not be liable. If Party A makes overdue payment, Party A shall pay Party B a liquidated damage of 0.03% of the payable and unpaid part of the contract amount for each overdue day, and the total amount of liquidated damages shall not exceed 10% of the total amount of the contract. If Party A delays payment for more than 60 days, Party B has the right to terminate the contract. Before Party A pays as agreed, Party B has the right to refuse to perform the obligations under this contract until Party A fulfills the corresponding payment obligations.

7.5.	Party B shall not bear any responsibility if Party B cannot complete the delivery of the consulting report according to the contract schedule due to Party A's own reasons such as changing the consulting requirements. If the work of this project is stagnated or delayed for more than 60 days due to Party A's reasons, Party B has the right to terminate the contract. During the performance of this contract, if the contract is terminated or terminated early due to Party A's reasons, and Party B has already carried out consulting services, Party A shall pay the fee according to the actual workload completed by Party B or the results delivered. In addition, Party A shall also pay Party B Liquidated damages of 20% of the contract amount. If the liquidated damages are not enough to make up for the actual losses of Party B, Party A shall also compensate Party B for direct economic losses.

7.6.	If the contract is rescinded or terminated early, Party A shall hand over to Party B all documents related to consulting services provided by Party B or improved by Party A. all documents. However, the part where Party A has already paid and Party B agrees that Party A accepts the service results is excluded.

8.	Force Majeure

8.1.	If any of the two parties encounters force majeure, such as: war, fire, typhoon, flood, earthquake, war or major epidemic diseases, etc., which are force majeure and are sufficient to cause the forced suspension or postponement of the execution of this contract, the execution of this contract will be postponed accordingly.

8.2.	Force majeure applies to both parties to this contract. After this contract comes into effect, if force majeure occurs and this contract cannot be performed, the party that suffers from force majeure shall obtain a certificate issued by the competent authority of the place where the accident occurred within ten working days after the occurrence of the force majeure. proof of contract. Party A and Party B may be exempted from all or part of the relevant responsibilities based on this certificate.

8.3.	If the impact of a force majeure accident lasts for 20 consecutive days or more, the two parties can resolve the performance of this contract through friendly negotiation and reach an agreement as soon as possible.

9.	Confidentiality

9.1.	Confidential information and business materials of one party to the other party, including but not limited to product formulas, technological processes, materials, test data, test reports, technical know-how, market intelligence, sales prices, business plans, supply and marketing channels, services, customers, Software, development, invention, process, icon, engineering, hardware structure, marketing and financial information (hereinafter referred to as "confidential information") shall be kept confidential and shall not be disclosed to any third party without permission.

9.2.	The effectiveness of the relevant confidentiality clauses under this agreement will not be affected by factors such as contract termination, rescission, invalidity or revocation, and shall continue to be effective until the relevant confidential information legally enters the public domain.

9.3.	If Party A and Party B violate any of the confidentiality obligations in this article, they shall bear liquidated damages equivalent to 10% of the total contract price of this master agreement to the other party. If the liquidated damages are not enough to make up for the loss of the other party, the breaching party shall also bear all the consequences arising therefrom and the direct loss of the other party.

10.	Project Contacts and Notifications

10.1.	Both parties agree that within the valid period of this contract, Party A shall designate Party A as the project contact person, and Party B shall designate Zuo Xin as Party B's project contact person. For the specific contact information of the project contact person, please refer to the content on the front page of this contract. The Project Contact has the following responsibilities:

10.1.1.	Coordinate issues arising from project progress in a timely manner.

10.1.2.	Coordinate the work of both parties and other related content.

10.1.3.	Sign the acceptance confirmation document.

10.2.	All notices and other communications required or given under this Agreement shall be delivered by hand delivery, registered mail, postage prepaid, commercial courier service, electronic mail or fax to the address listed on the first page of this Agreement for that Party. The date on which such notice is deemed to have been effectively delivered shall be determined as follows: if the notice is sent by personal delivery, courier service or registered post, postage prepaid, at the address set as the notice on the date of dispatch or rejection of effective delivery date. If the notice is sent by e-mail, it is deemed to have been delivered since the content of the aforementioned electronic file has entered the receiving system of the other party's data message if the sender has correctly filled in the address and has not been returned by the system. If the delivery date falls on a non-working day, it will be deemed delivered on the next working day. If the notice is sent by fax, the effective delivery date shall be the date of successful transmission (should be evidenced by the automatically generated transmission confirmation information).

10.3.	The address, contact person and electronic communication terminal agreed on the front page of this contract are also the service address of the legal documents of the people's court and/or arbitration institution when the two parties work, legal documents and dispute resolution, and the litigation documents of the people's court and/or arbitration institution (Including adjudicative documents) delivered to the above-mentioned address and/or publicized address in industrial and commercial registration (registered address of resident identity card) of any party to any contract shall be deemed to be effectively delivered. The communication service of the parties to the electronic communication terminal is applicable to the service of dispute resolution.

10.4.	The contract service clause and the dispute resolution clause are independent clauses, which are not affected by the effectiveness of the contract as a whole or other clauses.

10.5.	If one party changes the project contact person, it shall notify the other party in writing no later than three working days after the change, otherwise the other party's notification of its original communication method shall be deemed effective. If it fails to notify in time and affects the performance of this contract or causes losses, it shall bear corresponding responsibilities.

11.	Dispute Resolution

11.1.	If a dispute arises during the performance of the contract, the two parties should negotiate to resolve it. If the negotiation fails, either party has the right to file a lawsuit with the competent people's court at the place of Party B's domicile.

11.2.	During the litigation period, except for the part of the problem that must be resolved during the litigation process, the rest of the contract shall continue to be performed.

12.	Effectiveness

12.1.	This contract will come into effect on the date of signature and seal of the legal representatives or authorized representatives of both parties, and will terminate on the date when both parties have fulfilled all the obligations under this contract.

12.2.	Any changes to the terms of this contract must be signed by the representatives of both parties A and B to become an integral part of this contract and have the same effect as this contract.

12.3.	This contract is in duplicate, and each party holds one copy, which has the same legal effect.

12.4.	Matters not covered in this contract shall be resolved through friendly negotiation between Party A and Party B.

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(There is no text on this page, it is the stamped page of the "Consulting Report Service Agreement")

Party A	Fengzhuo Jiye Technology Innovation (Beijing) Co., Ltd.

Date

Party B	Shanghai Xiao-i Robot Technology Co., Ltd.

Date